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                                                                     Exhibit 21





                           SUBSIDIARIES OF REGISTRANT

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
                                                                     Jurisdiction of
                Name                                                 Incorporation
 ----------------------------------                                  -------------
Mark VII Transportation Company, Inc.                                Delaware

   Subsidiaries of Mark VII Transportation Company, Inc.:

     Mark VII Trucking, Inc.                                         Delaware

     Taurus Trucking, Inc.                                           Kansas

     Orion Express, Inc.                                             Kansas

       Subsidiary of Orion Express, Inc.:

         Mark VII Canada, ULC                                        Nova Scotia, Canada

     Mark VII Worldwide Logistics, Inc.                              Kansas

Mark VII Logistics, S.A. de C.V.                                     Mexico

MNX Carriers, Inc.                                                   Delaware            .
